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                                                                EXHIBIT h(36)(c)

                                 AMENDMENT NO. 2
                             PARTICIPATION AGREEMENT

         The Participation Agreement (the "Agreement"), dated July 2, 1998, by and among AIM Variable Insurance Funds, a Delaware Trust, A I M Distributors, Inc., a Delaware corporation, and Hartford Life Insurance Company, a Connecticut life insurance company, and Hartford Securities Distribution Company, Inc., a Connecticut corporation, is hereby amended as follows:

All parties agree to add Hartford Life and Annuity, a Connecticut life insurance company, as a party to the Agreement and any amendments thereof.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: September 20, 2001

                                         AIM VARIABLE INSURANCE FUNDS

Attest:  /s/ Nancy L. Martin             By: /s/ Carol F. Relihan
         ------------------------            -----------------------------------
Name:    Nancy L. Martin                 Name:  Carol F. Relihan
Title:   Assistant Secretary             Title: Senior Vice President

                                         A I M DISTRIBUTORS, INC.

Attest:  /s/ Nancy L. Martin             By: [ILLEGIBLE]
         ------------------------            -----------------------------------
Name:    Nancy L. Martin                 Name:  [ILLEGIBLE]
Title:   Assistant Secretary             Title: President

                                         HARTFORD LIFE INSURANCE COMPANY ON
                                         BEHALF OF ITSELF AND ITS ACCOUNTS

Attest:  /s/ [ILLEGIBLE]                 BY: /s/ Stephen T. Joyce
         ------------------------            -----------------------------------
Name:    [ILLEGIBLE]                     Name:  Stephen T. Joyce
Title:   Senior Vice President           Title: Senior Vice President

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                                         HARTFORD SECURITIES DISTRIBUTION
                                         COMPANY, INC.

Attest:  [ILLEGIBLE]                     By: /s/ Steve T. Joyce
         ------------------------            -----------------------------------
Name:    [ILLEGIBLE]                     Name:  Steve T. Joyce
Title:   Assistant Vice President        Title: Senior Vice President

                                         HARTFORD LIFE AND ANNUITY INSURANCE
                                         COMPANY

Attest:  [ILLEGIBLE]                     BY:  /s/ Steve T. Joyce
         ------------------------            -----------------------------------
Name:    [ILLEGIBLE]                     Name:  Steve T. Joyce
Title:   Assistant Vice President        Title: Senior Vice President

                                  Page 2 of 2